UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 15, 2005
First Citizens Banc Corp
(Exact name of Registrant as specified in its charter)

Ohio	0-25980	34-1558688

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870
(Address of principle executive offices)
Registrant’s telephone number, including area code: (419) 625-4121
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Acceleration of Vesting of Stock Options
     On November 15, 2005, the Board of Directors of First Citizens Banc Corp (the Corporation) approved the accelerated vesting of all unvested stock options awarded to eligible employees under the First Citizens Banc Corp 2000 Stock Option and Stock Appreciation Rights Plan (the “Plan”). As a result of the acceleration, unvested options to acquire 13,300 shares of the Corporation’s common stock granted in 2003 to certain executive officers, which otherwise would have vested on April 15, 2006, became immediately exercisable. The accelerated options have exercise prices of $35.00.
     The Corporation’s decision to accelerate the vesting of these options was related to the Financial Accounting Standards Board issuance of Statement of Financial Accounting Standard No. 123 (revised 2004), Share Based Payment (“FAS 123R”). Under current guidance, the Corporation will adopt FAS 123R on January 1, 2006 and believes the above-mentioned acceleration of vesting will reduce the compensation expense related to its Stock Option Plan in 2006. The Corporation believes that, because the options to be accelerated have exercise prices in excess of the current market price of the common stock, the options have limited economic value at this time, and recognition of this expense could overstate the compensation value.
Amendment to 2000 Stock Option and Stock Appreciation Rights Plan
     On November 15, 2005, the Board of Directors of the Corporation approved an amendment to Section 3.3(f) of the Plan deleting the requirement that the vesting period shall be at least three years from the date that the option was granted. The amendment was adopted in connection with the accelerated vesting of the stock options described above.
Item 9.01. Financial Statements and Exhibits
10.1	First Citizens Banc Corp Stock Option Plan, as amended November 15, 2005.

10.2	First Citizens Banc Corp Stock Option Agreement form, as amended November 15, 2005.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Citizens Banc Corp
(Registrant)

Date: November 15, 2005	/s/ James O. Miller
James O. Miller,
Executive Vice President

Exhibit
Number	Description

10.1	First Citizens Banc Corp Stock Option Plan, as amended November 15, 2005.

10.2	First Citizens Banc Corp Stock Option Agreement form, as amended November 15, 2005.